                           OFFER TO PURCHASE FOR CASH
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            SERENGETI EYEWEAR, INC.
                                       AT
                              $3.95 NET PER SHARE
                                       BY
                           SUNSHINE ACQUISITION, INC.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                     WORLDWIDE SPORTS AND RECREATION, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, AUGUST 16, 2000 UNLESS THE OFFER IS EXTENDED.

To our Clients:

    Enclosed for your consideration are an Offer to Purchase dated July 20, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Sunshine Acquisition, Inc., a New York corporation (the "Purchaser"), and a wholly owned subsidiary of Worldwide Sports and Recreation, Inc., a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Serengeti Eyewear, Inc., a New York corporation (the "Company"), at a purchase price of $3.95 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). We are (or our nominee is) the holder of record of Shares held by us for your account. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer to Purchase.

    Your attention is invited to the following:

        1. The tender price is $3.95 per Share, net to you in cash, without interest.

        2.  The Offer is being made for all of the outstanding Shares.

        3. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 16, 2000 UNLESS THE OFFER IS EXTENDED.

        4. The Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn prior to the expiration date of the Offer that number of Shares representing at least 90% of all Shares that are outstanding as of the consummation of the Offer (the "Minimum Condition"),
    (ii) the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (iii) Purchaser having obtained sufficient financing, on terms, and conditions satisfactory to Purchaser, to enable consummation of the Offer and the Merger. The Offer is also subject to other terms and conditions. See Section 15.

        5. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. (See "Important Tax Information" of the Letter of Transmittal).

        6. The Board of Directors of the Company has (1) approved the Merger Agreement, the Offer and the Merger, (2) determined that the Offer and the Merger and the transactions contemplated in the Merger Agreement are in the best interests of Serengeti and the holders of Shares and are fair to the holders of Shares, and (3) recommended that holders of Shares accept the Offer and, if required by applicable law, approve the Merger.

        7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for Shares pursuant to the procedures set forth in Section 2 of the Offer to Purchase, or timely book-entry confirmation with respect to such Shares, (b) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent's Message (as defined in Section 2 of the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or book-entry confirmations are actually received by the Depositary.

    If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize us to tender your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. YOUR INSTRUCTION SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    The Offer is made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from, or on behalf of holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the laws of such jurisdiction.

               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                 ALL OF THE OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                            SERENGETI EYEWEAR, INC.

    The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated July 20, 2000 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by Sunshine Acquisition, Inc., a New York corporation, to purchase all of the outstanding shares of common stock, par value $0.001 per share (the "Shares") of Sunshine, Inc., a New York corporation.

    This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares which are held by you for the account of the undersigned), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to be tendered                                           SIGN HERE

                                              Shares**
------------------------------------                    --------------------------------------------

                                                        --------------------------------------------
                                                                          Signature

                                                        --------------------------------------------

                                                        --------------------------------------------
                                                                    Please print name(s)

                                                        --------------------------------------------

                                                        --------------------------------------------
                                                                           Address

                                                        --------------------------------------------

                                                        --------------------------------------------
                                                               Area Code and Telephone Number

                                                        --------------------------------------------

                                                        --------------------------------------------
                                                            Tax Identification or Social Security
                                                                          Number(s)

                                                       Dated:                                    , 2000
                                                               --------------------------------

------------------------

** Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.